Rule 424(b)(3)
                                                           File No. 333-119493


                        McKENZIE BAY INTERNATIONAL, LTD.

                SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 15, 2004

Our shares have been authorized for quotation on the OTC Bulletin Board.

December 22, 2004